Exhibit 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill Vice President – Finance and Treasurer Liz Claiborne Inc. 201.295.7515	Jane Randel Senior Vice President, Corporate Communications Liz Claiborne Inc. 212.626.3408

LIZ CLAIBORNE INC. COMPLETES 4 1/4 YEAR $350 MILLION AMENDMENT AND RESTATEMENT OF ITS BANK REVOLVING CREDIT
FACILITY

•	Reduces Facility Size to $350 Million from $600 Million, Appropriate for the Company’s Projected Needs

•	Extends Maturity Date to August 2014, Subject to Certain Early Termination Provisions

•	Eliminates Springing Fixed Charge Coverage Covenant

•	Provides for a Minimum Availability Covenant of $45 Million and a Decrease in Fees and Interest Rates

New York, NY May 6, 2010 – Liz Claiborne Inc. (NYSE:LIZ) today announced that it has successfully completed an amendment and restatement of its existing bank revolving credit facility. J.P. Morgan Securities Inc., Banc of America Securities LLC, Wells Fargo Capital Finance, LLC, Suntrust Robinson Humphrey, Inc. and General Electric Capital Corporation are providing the financing under this facility.

The amended terms and conditions provide for (i) a reduction in the facility size to $350 million from $600 million which is appropriate for the Company’s projected needs; (ii) an extension of the maturity date to August 2014 (subject to certain early termination provisions which provide for earlier maturity dates if the Company’s EUR 5% Notes and 6% Convertible Senior Notes are not repaid or refinanced by certain agreed upon dates); (iii) the elimination of the springing fixed charge coverage covenant that was a condition of the previous agreement; (iv) the addition of a $45 million minimum availability covenant; and (v) a decrease in fees and interest rates. The facility may be used for working capital and general corporate purposes, including acquisitions, in addition to the refinancing, repayment, repurchase and cash settlements of certain existing indebtedness. It will also back both trade and standby letters of credit in addition to the Company’s synthetic lease.

William L. McComb, Chief Executive Officer of Liz Claiborne Inc., said: “We are extremely pleased to announce the successful completion of this amendment and restatement of our bank credit facility. The improved terms and pricing reflect both the significant progress we have made in improving the balance sheet and liquidity of the Company over the past year in addition to a healthier bank market. Given our highly successful working capital reduction initiatives, we have greatly reduced our borrowing needs. This facility is sized and structured appropriately to provide the financial flexibility we will need over the next 4 plus years as we execute our strategies.”

About Liz Claiborne Inc.

Liz Claiborne Inc. designs and markets a global portfolio of retail-based premium brands including Juicy Couture, Kate Spade, Lucky Brand and Mexx. The Company also has a refined group of department store-based brands with strong consumer franchises including the Monet family of brands, Kensie, Kensiegirl, Mac & Jac, and the licensed DKNY® Jeans, DKNY® Active and DKNY® Mens brands. The Dana Buchman and Axcess brands are sold at Kohl’s, and beginning in Fall 2010, the Liz Claiborne and Claiborne brands will be available at JCPenney and the Liz Claiborne New York brand designed by Isaac Mizrahi will be available at QVC. Liz Claiborne New York will also be available at Company-owned outlet stores and internationally. Visit www.lizclaiborneinc.com for more information.

Liz Claiborne Inc. Forward-Looking Statement

Statements contained herein that relate to the Company’s future performance, financial condition, liquidity or business or any future event or action are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast” or “currently envisions” and similar phrases. Such statements are based on current expectations only, are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some risks and uncertainties involve factors beyond the Company’s control. Among the risks and uncertainties are the following: our ability to continue to have the liquidity necessary, through cash flows from operations and availability under our amended and restated revolving credit facility, which may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the other covenants included in, our amended and restated revolving credit facility and the borrowing base requirement in our amended and restated revolving credit facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible accounts receivable and inventory; the minimum availability covenant in our amended and restated revolving credit facility that requires us to maintain availability in excess of an agreed upon level and whether holders of our Convertible Notes issued in June 2009 will, if and when such notes are convertible, elect to convert a substantial portion of such notes, the par value of which we must currently settle in cash; general economic conditions in the United States, Europe and other parts of the world; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; continued restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; changes in the cost of raw materials, labor, advertising and transportation; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; our ability to successfully implement our long-term strategic plans; our ability to effect a turnaround of our MEXX Europe business; our ability to respond to constantly changing consumer demands and tastes and fashion trends, across multiple product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees, both union and non-union; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; our ability to successfully develop or acquire new product lines or enter new markets or product categories, and risks related to such new lines, markets or categories; risks associated with the implementation of the licensing arrangements with J.C. Penney Corporation, Inc. and J.C. Penney Company, Inc. and with QVC, Inc., including, without limitation, our ability to efficiently change our operational model and infrastructure as a result of such licensing arrangements, our ability to continue a good working relationship with these licensees and possible changes in our other brand relationships or relationships with other retailers as a result; the outcome of current and future litigations and other proceedings in which we are involved, which may have a material adverse effect on our results of operations and cash flows; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our agreement with Li & Fung Limited, which results in a single foreign buying/sourcing agent for a significant portion of our products; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product to which our international operations are subject; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products but political activity seeking to re-impose quota has been initiated or threatened; our exposure to domestic and foreign currency fluctuations; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and such other factors as are set forth in the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission and the Company’s Quarterly Report on Form 10-Q for the period ended April 3, 2010, which the Company expects to file on May 6, 2010, in the section in each report entitled “Risk Factors”. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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